UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): July27, 2007

COUGAR BIOTECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-51473	20-2903204
(Commission File Number)	(IRS Employer Identification No.)

10990 Wilshire Blvd, Suite 1200

Los Angeles, CA 90024

(Address of principal executive offices) (Zip Code)

(310) 943-8040

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 27, 2007, Cougar Biotechnology, Inc. (the “Company”) entered into an Assignment, Assumption and Consent Agreement (the “Lease Assignment”) with L’Etat Francais, as represented by the Consulate General of France, Los Angeles, California, pursuant to which the Company assumed a lease for 12,136 square feet of office space located at 10990 Wilshire Blvd., Suite 300, Los Angeles, California, to be used as additional office space for the Company. The Lease Assignment has a term of 33 months, and shall commence on September 1, 2007. Under the Lease Assignment, the Company will be required to make average monthly payments of approximately $39,000 during the term.

Concurrent with the execution of Lease Assignment, the Company obtained from Wells Fargo Bank a stand-by letter of credit in favor of Douglas Emmett 1997, LLC, the landlord for both the Company’s current office space and the additional office space, in the amount of $1 million. The letter of credit can be reduced to $850,000 on August 1, 2008, and again to $400,000 on August 1, 2009. The stand-by letter of credit is collateralized by a certificate of deposit and held by Wells Fargo Bank.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COUGAR BIOTECHNOLOGY, INC.

Date: August 1, 2007	By:	/s/ Charles R. Eyler
Charles R. Eyler Treasurer and Vice President, Finance